Exhibit 10.5

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of October 1, 2014 (this “Agreement”), by and among Inventergy Global, Inc., a Delaware corporation, Inventergy, Inc., a Delaware corporation (collectively, “Grantor”), and DBD Credit Funding LLC, as collateral agent for the Secured Parties (as defined in the Revenue Sharing and Note Purchase Agreement, as defined below) (in such capacity as collateral agent, the “Collateral Agent”).

RECITALS:

WHEREAS, reference is made to that certain Revenue Sharing and Note Purchase Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Revenue Sharing and Note Purchase Agreement”), by and among the Grantor, the Purchasers party thereto from time to time and the Collateral Agent;

WHEREAS, in consideration of the purchase of the Notes by the Note Purchasers, the purchase of the Revenue Stream by the Revenue Participants and the other accommodations of the Purchasers, in each case as set forth in the Revenue Sharing and Note Purchase Agreement, Grantor has agreed to secure Grantor’s obligations under the Purchase Documents as set forth herein; and

NOW, THEREFORE, in consideration of the premises, agreements, provisions and covenants herein contained, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, Grantor and Collateral Agent agree as follows:

SECTION 1.          DEFINITIONS.

1.1.          General Definitions. In this Agreement, the following terms shall have the following meanings:

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commercial Tort Claims” shall mean all “commercial tort claims” as defined in Article 9 of the UCC that relate to the Patents or rights deriving from the Patents, including, without limitation, all commercial tort claims listed on Schedule 4.3 (as such schedule may be amended or supplemented from time to time).

“Patents” shall have the meaning assigned to such term in the Revenue Sharing and Note Purchase Agreement.

“Patent Security Agreement” shall mean the patent security agreement executed by the parties substantially in the form of Exhibit B to perfect the Secured Parties’ security interest in the Collateral pursuant to the terms and conditions of this Agreement.

“Permitted Liens” shall mean any Lien that is permitted to be incurred by Grantor under Section 6.8 of the Revenue Sharing and Note Purchase Agreement.

“Proceeds” shall mean: (i) all “proceeds” as defined in Article 9 of the UCC and (ii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

“Purchase Documents” shall have the meaning assigned to the term “Documents” in the Revenue Sharing and Note Purchase Agreement.

“Security Agreement Supplement” shall mean any supplement to this Agreement substantially in the form of Exhibit A.

“Supporting Obligation” shall mean all “supporting obligations” as defined in Article 9 of the UCC.

“United States” shall mean the United States of America.

1.2.          Definitions; Interpretation. All capitalized terms used herein (including the preamble and recitals hereto) but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Revenue Sharing and Note Purchase Agreement or, if not defined therein, in the New York UCC. References to “Sections,” “Exhibits” and “Schedules” shall be to sections, exhibits and schedules, as the case may be, of this Agreement unless otherwise specifically provided. The rules of construction specified in Section 1.2 of the Revenue Sharing and Note Purchase Agreement also apply to this Agreement.

1.3.          Schedules and Exhibits. This Agreement includes each of the following Schedules and Exhibits, all of which are incorporated into this Agreement by this reference, as each may be amended or supplemented from time to time in accordance with the terms and conditions here.

Schedule 4.1          Grantor Corporate Information

Schedule 4.3          Commercial Tort Claims

Exhibit A                Security Agreement Supplement

Exhibit B                Patent Security Agreement

SECTION 2.          GRANT OF SECURITY.

2.1.          Grant of Security. As security for the payment and performance in full of all of the Secured Obligations, Grantor hereby grants to Collateral Agent, for the benefit of Secured Parties, a security interest and continuing lien on all of Grantor’s right, title and interest in, to and under all personal property of the grantor, in each case whether now owned or existing or hereafter acquired or arising and wherever located, excluding assets permitted to secure debt incurred under Section 6.7.5 of the Revenue Sharing and Note Purchase Agreement (all of which are hereinafter collectively referred to as the “Collateral”).:

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(a)          Patents;

(b)          Commercial Tort Claims described on Schedule 4.3 (as such schedule may be amended or supplemented from time to time);

(c)          to the extent not otherwise included above, all Collateral Support and Supporting Obligations relating to any of the foregoing; and

(d)          to the extent not otherwise included above, all Receivables, Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

SECTION 3.          SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

3.1.          Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a) (and any successor provision thereof)), of all Obligations with respect to Grantor, whether now existing or hereafter incurred (collectively, the “Secured Obligations”).

3.2.          Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (i) Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended to or shall be a delegation of duties to Collateral Agent or any other Secured Party, (ii) Grantor shall remain liable under each of the agreements included in the Collateral and neither Collateral Agent nor any other Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement and (iii) the exercise by Collateral Agent of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4.          REPRESENTATIONS AND WARRANTIES AND COVENANTS.

4.1.          Generally

(a)          Representations and Warranties. Grantor hereby represents and warrants to Collateral Agent and each other Secured Party, as of the Closing Date and as of the date of each issuance of Notes, that:

(i)          it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons other than Permitted Liens;

(ii)         it has indicated on Schedule 4.1 (as such schedule may be amended or supplemented from time to time): (w) the type of organization of Grantor, (x) the jurisdiction of organization of Grantor, (y) its organizational identification number, if any, and (z) the jurisdiction where the chief executive office or its sole place of business is, and for the one-year period preceding the date hereof has been, located.

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(iii)        the full legal name of Grantor is as set forth on Schedule 4.1 and it has not done in the last five (5) years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 4.1;

(iv)        except as provided on Schedule 4.1, it has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five (5) years;

(v)         it has not become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated other than the agreements identified on Schedule 4.1 hereof;

(vi)        (x) upon the filing of all UCC financing statements naming Grantor as “debtor” and Collateral Agent as “secured party” and describing the Collateral in the filing offices set forth opposite such Grantor’s name on Schedule 4.1 hereof and other filings delivered by each Grantor and (y) to the extent perfection or priority of a security interest therein not subject to Article 9 of the UCC, upon recordation of the security interests granted hereunder in Patents in the applicable intellectual property registries, including but not limited to the United States Patent and Trademark Office, the security interests granted to Collateral Agent hereunder shall constitute valid and perfected first priority Liens (subject in the case of priority only to Permitted Liens) on such Collateral;

(vii)       all actions and consents, including all filings, notices, registrations and recordings necessary or desirable for the exercise by Collateral Agent of the rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained;

(viii)      other than the financing statements filed in favor of Collateral Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (A) financing statements for which proper termination statements have been delivered to Collateral Agent for filing and (B) financing statements filed in connection with Permitted Liens; and

(ix)         no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of Collateral Agent hereunder or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except for the filings contemplated by clause (vi) above.

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(b)          Covenants and Agreements. Grantor hereby covenants and agrees with Collateral Agent and each other Secured Party that:

(i)          it shall not change Grantor’s name, identity, corporate structure (e.g., by merger, consolidation, change in corporate form or otherwise) sole place of business, chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it shall have (A) notified Collateral Agent in writing, by executing and delivering to Collateral Agent a completed Security Agreement Supplement, together with all Supplements to Schedules thereto, at least fifteen (15) Business Days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business, chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as Collateral Agent may reasonably request and (B) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of Collateral Agent’s security interest in the Collateral intended to be granted and agreed to hereby; and

(ii)         it shall not take or permit any action which could impair Collateral Agent’s rights in the Collateral.

4.2.          Intellectual Property.

(a)          Representations and Warranties. Except as disclosed in Schedules I(a), 4.5 and 4.6 of the Revenue Sharing and Note Purchase Agreement, Grantor hereby represents and warrants to Collateral Agent and each other Secured Party, as of the Closing Date and as of the date of each issuance of Notes, that:

(i)          Schedule I(a) of the Revenue Sharing and Note Purchase Agreement sets forth a true and complete list of all United States, state and foreign registrations of and applications for the Patents;

(ii)         it is the sole and exclusive owner of the entire right, title, and interest in and to all of the Patents listed on Schedule I(a) of the Revenue Sharing and Note Purchase Agreement, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens and the Existing Encumbrances set forth on Schedule 4.5 of the Revenue Sharing and Note Purchase Agreement; and

(iii)        all registrations and applications for Patents of Grantor are standing in the name of Grantor, and none of such Patents has been licensed by any Grantor to any Affiliate or third party, except as disclosed in Schedules I(a) or 4.5 of the Revenue Sharing and Note Purchase Agreement.

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4.3.          Commercial Tort Claims.

(a)          Representations and Warranties. Each Grantor hereby represents and warrants to Collateral Agent and each other Secured Party, as of the Closing Date and as of the date of each issuance of Notes, that Schedule 4.3 (as such schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims of each Grantor.

(b)          Covenants and Agreements. Each Grantor hereby covenants and agrees with Collateral Agent and each other Secured Party that prior to the initiation of any Commercial Tort Claim hereafter arising it shall deliver to the Collateral Agent a completed Security Agreement Supplement, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims and granting a security interest therein to the Collateral Agent.

SECTION 5.         FURTHER ASSURANCES.

5.1.          Further Assurances.

(a)          Grantor agrees that from time to time, at the expense of Grantor, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor shall:

(i)          file or authorize the filing of such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

(ii)         take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Patents with any intellectual property registry in which said Patents are registered or in which an application for registration is pending within the United States, including, without limitation, the United States Patent and Trademark Office, the various Secretaries of State, and, Grantor shall cause to be filed in the applicable foreign filing offices any filings required to perfect Collateral Agent’s first priority lien in the Patents in Canada, China, France, Germany and the United Kingdom. For any other foreign jurisdiction, at the Collateral Agent’s expense, the Collateral Agent may cause any other filings required to perfect a first priority lien in the Patents in such other jurisdictions and Grantor will take any actions reasonably requested by the Collateral Agent from time to time in order to carry out such filings; and

(iii)        at Collateral Agent’s reasonable request, appear in and defend any action or proceeding that may affect Grantor’s title to or Collateral Agent’s security interest in all or any part of the Collateral.

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(b)          Grantor hereby authorizes Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in any jurisdictions and with any filing offices as Collateral Agent may determine, in its sole discretion, are necessary to perfect the security interest granted to Collateral Agent herein. Grantor shall furnish to Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Collateral Agent may reasonably request, all in reasonable detail

(c)          Grantor hereby authorizes Collateral Agent to amend Schedule I(a) to include reference to any right, title or interest in any existing Patents or any Patents acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Patents in which any Grantor no longer has or claims any right, title or interest; provided however, such authorization and right expressly does not extend to any patents or licenses to use any patents purchased (for cash or other consideration) by Grantor after the date hereof from any third party.

SECTION 6.         COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

6.1.          Power of Attorney. Grantor hereby irrevocably appoints Collateral Agent (such appointment being coupled with an interest) as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Collateral Agent or otherwise, from time to time in Collateral Agent’s discretion to take any action and to execute any instrument that Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

(a)          upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b)          upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

(c)          upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Collateral Agent with respect to any of the Collateral;

(d)          to prepare and file any UCC financing statements and continuations and amendments thereof against Grantor as debtor;

(e)          to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Patents in the name of Grantor as assignor or debtor;

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(f)          to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Collateral Agent in its sole discretion, any such payments made by Collateral Agent to become obligations of Grantor to Collateral Agent, due and payable immediately without demand; and

(g)          upon the occurrence and during the continuation of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Collateral Agent were the absolute owner thereof for all purposes, and to do, at Collateral Agent’s option and Grantor’s expense, at any time or from time to time, all acts and things that Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

6.2.          No Duty on the Part of Collateral Agent or Secured Parties. The powers conferred on Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon Collateral Agent or any Secured Party to exercise any such powers. Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction.

SECTION 7.         REMEDIES.

7.1.          Generally

(a)          If any Event of Default shall have occurred and be continuing, Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may, without notice except as required under the UCC, exercise its rights under Section 2.7 of the Revenue Sharing and Note Purchase Agreement and sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable, provided however, that any such exercise of remedies (including any sale, assignment or disposition of Patents or any rights in any Patents) shall be subject to (1) the required grant by Purchasers and the Collateral Agent to the Grantor a perpetual non-exclusive, royalty-free, world-wide license (with the right to sublicense to third parties under the Existing Licenses and the sale of proprietary products and any other licenses entered into in compliance with this Agreement) to the Patents pursuant to (A) the proviso at the end of Section 7.2 of the Revenue Sharing and Note Purchase Agreement and (2) the Purchasers and Collateral Agent obtaining and delivering to Grantor a written acknowledgement and agreement of the applicable transferee or assignee as required pursuant to the proviso at the end of Section 7.2 of the Revenue Sharing and Note Purchase Agreement.

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(b)          In connection with the exercise of remedies pursuant to Section 7.1(a) of this Agreement, Collateral Agent or any other Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent that the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least thirty (30) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor agrees that it would not be commercially unreasonable for Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Grantor hereby waives any claims against Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the fees of any attorneys employed by Collateral Agent to collect such deficiency. Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to Collateral Agent, that Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against Grantor, and Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of Collateral Agent hereunder.

(c)          Collateral Agent may sell the Collateral in connection with the exercise of remedies pursuant to Section 7.1(a) of this Agreement without giving any warranties as to the Collateral. Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d)          Collateral Agent shall have no obligation to marshal any of the Collateral.

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7.2.          Application of Proceeds. All proceeds received by Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral in connection with the exercise of remedies pursuant to Section 7.1(a) or (b) of this Agreement shall be applied in full or in part by Collateral Agent against the Secured Obligations as follows:

(a)          First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (other than principal, interest and the Revenue Participant’s proportionate share of Revenue Stream, but including (x) attorney costs and other expenses payable under Section 9.1 of the Revenue Sharing and Note Purchase Agreement, (y) amounts owing in respect of the preservation of Collateral or the security interest in the Collateral and (z) amounts owing in respect of enforcing the rights of the Secured Parties under the Purchase Documents) payable to the Collateral Agent in its capacity as such or to the Purchasers;

(b)          Second, to the payment of that portion of the Secured Obligation constituting amounts owed to the Note Purchasers;

(c)          Third, to the payment of that portion of the Secured Obligations constituting amounts owed to the Revenue Participants in accordance with Section 2.1.2 of the Revenue Sharing and Note Purchase Agreement; and

(d)          Last, the balance, if any, after all the Secured Obligations have been paid in full, to the Grantor or as otherwise required by applicable law.

7.3.          Sales on Credit. If Collateral Agent sells any of the Collateral in connection with the exercise of remedies pursuant to Section 7.1(a) of this Agreement upon credit, Grantor will be credited only with payments actually made by the purchaser thereof and received by Collateral Agent and applied to indebtedness of the purchaser thereof. In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and Grantor shall be credited with proceeds of the sale.

7.4.          Intellectual Property.

(a)          Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default

(i)          The Collateral Agent may exercise its rights under Section 2.7 of the Revenue Sharing and Note Purchase Agreement;

(ii)         Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of Grantor, Collateral Agent or otherwise, in Collateral Agent’s sole discretion, to enforce any Patents, in which event Grantor shall, at the request of Collateral Agent, do any and all lawful acts and execute any and all documents required by Collateral Agent in aid of such enforcement and Grantor shall promptly, upon demand, reimburse and indemnify Collateral Agent as provided in Sections 9.1 and 9.2 of the Revenue Sharing and Note Purchase Agreement in connection with the exercise of its rights under this Section, and, to the extent that Collateral Agent shall elect not to bring suit to enforce any Patents as provided in this Section, Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement or other violation of any of Grantor’s rights in the Patents by any other Person and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement or violation;

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(iii)        Collateral Agent shall have the right to notify, or require Grantor to notify, any obligors with respect to amounts due or to become due to Grantor in respect of the Patents, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to Collateral Agent, and, upon such notification and at the expense of Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done;

(1)         all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of Collateral Agent hereunder, shall be segregated from other funds of Grantor and shall be forthwith paid over or delivered to Collateral Agent in the same form as so received (with any necessary endorsement) to be applied as per Section 7.2 of this Agreement; and

(2)         no Grantor shall adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(b)          If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to Collateral Agent of any rights, title and interests in and to the Patents shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of Grantor, Collateral Agent shall promptly execute and deliver to Grantor, at Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to Grantor any and all such rights, title and interests as may have been assigned to Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by Collateral Agent; provided, after giving effect to such reassignment, Collateral Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of Collateral Agent and the Secured Parties.

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SECTION 8.  COLLATERAL AGENT.

Collateral Agent has been appointed to act as “Collateral Agent” hereunder by Purchasers pursuant to the Revenue Sharing and Note Purchase Agreement. Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the other Purchase Documents; provided, Collateral Agent shall, after payment in full of all Obligations under the Revenue Sharing and Note Purchase Agreement and the other Purchase Documents, exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of the Majority Purchasers. In furtherance of the foregoing provisions of this section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all powers, rights and remedies hereunder may be exercised solely by Collateral Agent for the benefit of Secured Parties in accordance with the terms of this section. Collateral Agent may resign, and a successor be appointed, in accordance with the Revenue Sharing and Note Purchase Agreement. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent hereunder.

SECTION 9. CONTINUING SECURITY INTEREST; TRANSFER OF RIGHTS UNDER INVESTMENT DOCUMENTS.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations (other than contingent indemnity obligations not then asserted), be binding upon Grantor, its successors and assigns, and inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Revenue Sharing and Note Purchase Agreement, any Purchaser may assign or otherwise transfer any rights held by it under the Purchase Documents to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Purchasers herein or otherwise. Upon the payment in full of all Secured Obligations (other than contingent indemnity obligations not then asserted), the security interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to Grantor. Upon any such termination, Collateral Agent shall, at Grantor’s expense, execute and deliver to Grantor or otherwise authorize the filing of such release documents as Grantor shall reasonably request, including financing statement amendments to evidence such termination, in each case, such documents to be in form and substance satisfactory to Collateral Agent and without representation or warranty by, or recourse to, Collateral Agent. Upon any Disposition of property permitted by the Revenue Sharing and Note Purchase Agreement, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the Grantor (or transferee) with no further action on the part of any Person. Collateral Agent shall, at Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as Grantor shall reasonably request, in form and substance reasonably satisfactory to Collateral Agent and without representation or warranty by, or recourse to, Collateral Agent, including financing statement amendments to evidence such release.

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SECTION 10.         STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

The powers conferred on Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property. Neither Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Grantor or otherwise. If Grantor fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of Collateral Agent incurred in connection therewith shall be payable by Grantor under Section 9.1 of the Revenue Sharing and Note Purchase Agreement.

SECTION 11.         INDEMNITY

The Grantor (as “Indemnitor”) agrees to indemnify, pay and hold the Secured Parties, and the officers, directors, partners, managers, members, employees, agents, and Affiliates of the Secured Parties (collectively, the “Indemnitees”) harmless from and against any and all other liabilities, costs, expenses, obligations, losses (other than lost profit), damages, penalties, actions, judgments, suits, claims and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of one counsel for such Indemnitees) in connection with any investigative, administrative or judicial proceeding commenced or threatened (excluding claims among Indemnitees), whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement (the “Indemnified Liabilities”); provided that the Indemnitor shall not have any obligation to an Indemnitee hereunder with respect to an Indemnified Liability to the extent that such Indemnified Liability arises from the gross negligence or willful misconduct of that Indemnitee or any of its officers, directors, partners, managers, members, employees, agents and/or Affiliates. Each Indemnitee shall give the Indemnitor prompt written notice of any claim that might give rise to Indemnified Liabilities setting forth a description of those elements of such claim of which such Indemnitee has knowledge; provided that any failure to give such timely notice shall not affect the obligations of the Indemnitor except if and to the extent that any such failure to provide notice is both grossly negligent and results in material prejudice to the defense of such Indemnified Liability. The Indemnitor shall have the right at any time during which such claim is pending to select counsel to defend and control the defense thereof and settle any claims for which it is responsible for indemnification hereunder (provided that the Indemnitor will not settle any such claim without (i) the appropriate Indemnitee’s prior written consent, which consent shall not be unreasonably withheld or (ii) obtaining an unconditional release of the appropriate Indemnitee from all claims arising out of or in any way relating to the circumstances involving such claim and without any admission as to culpability or fault of such Indemnitee) so long as in any such event, the Indemnitor shall have stated in a writing delivered to the Indemnitee that, as between the Indemnitor and the Indemnitee, the Indemnitor is responsible to the Indemnitee with respect to such claim to the extent and subject to the limitations set forth herein; provided that the Indemnitor shall not be entitled to control the defense of any claim in the event that in the reasonable opinion of counsel for the Indemnitee, there are one or more material defenses available to the Indemnitee which are not available to the Indemnitor; in which case, the Indemnitor shall pay the reasonable fees and expenses of one separate counsel (plus a local counsel if applicable) for all Indemnitees; provided further, that with respect to any claim as to which the Indemnitee is controlling the defense, the Indemnitor will not be liable to any Indemnitee for any settlement of any claim pursuant to this Section 11 that is effected without its prior written consent, which consent shall not be unreasonably withheld. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 11 may be unenforceable because it is violative of any law or public policy, the Grantor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. Notwithstanding anything to the contrary in this Agreement, no party shall be liable to the other party or any third party for any indirect, incidental, exemplary, special, punitive or consequential damages (including with respect to lost revenue, lost profits or savings or business interruption) of any kind or nature whatsoever suffered by the other party or any third party howsoever caused and regardless of the form or cause of action, even if such damages are foreseeable or such party has been advised of the possibility of such damages. The provisions of this Section 11 shall survive the termination of this Agreement.

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SECTION 12.         MISCELLANEOUS.

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 9.3 of the Revenue Sharing and Note Purchase Agreement. No failure or delay on the part of Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Purchase Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Purchase Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of Collateral Agent and Grantor and their respective successors and assigns. Grantor shall not, without the prior written consent of Collateral Agent given in accordance with the Revenue Sharing and Note Purchase Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Purchase Documents embody the entire agreement and understanding between Grantor and Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Purchase Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as a manually executed counterpart of this Agreement.

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THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST OR THE REMEDIES HEREUNDER IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CONDUCT OF THE PARTIES HERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. The Grantor acknowledges that Grantor has been informed by the Secured Parties that the foregoing sentence constitutes a material inducement upon which the Secured Parties have relied and will rely in entering into this Agreement. Grantor or any of the Secured Parties may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the Grantors and the Secured Parties to the waiver of their rights to trial by jury.

Each party hereto (a) irrevocably submits to the exclusive jurisdiction of any New York state court or federal court sitting in New York, New York, and any court having jurisdiction over appeals of matters heard in such courts, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof or thereof; (b) waives to the extent not prohibited by applicable law that cannot be waived, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that they are not subject personally to the jurisdiction of such court, that their property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such court; and (c) consents to service of process in any such proceeding in any manner at the time permitted under the applicable laws of the State of New York and agree that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 9.3 of the Revenue Sharing and Note Purchase Agreement is reasonably calculated to give actual notice.

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IN WITNESS WHEREOF, Grantor and Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GRANTOR:

INVENTERGY GLOBAL, INC.

/s/ Joseph W. Beyers
By: Joseph Beyers
Title: Chairman & CEO

INVENTERGY, INC.

/s/ Joseph W. Beyers
By: Joseph Beyers
Title: Chairman & CEO

[Signature Page to Security Agreement]

COLLATERAL AGENT:

DBD CREDIT FUNDING LLC

By:	/s/ Jason Meyer
Name: Jason Meyer
Title: Authorized Signatory

[Signature Page to Security Agreement]

EXHIBIT A
TO SECURITY AGREEMENT

Security Agreement SUPPLEMENT

This SECURITY AGREEMENT SUPPLEMENT, dated [mm/dd/yy], is delivered by [NAME OF GRANTOR] a [NAME OF STATE OF INCORPORATION] [Corporation] (the “Grantor”) pursuant to the Security Agreement, dated as of [mm/dd/yy] (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), among [NAME OF COMPANY], the Grantor and [NAME OF COLLATERAL AGENT], as the Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

Grantor hereby confirms the grant to Collateral Agent set forth in the Security Agreement of, and does hereby grant to Collateral Agent, a security interest in all of Grantor’s right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located and specifically, without limitation, grants to the Collateral Agent a security interest in all of Grantor’s right, title and interest in the Commercial Tort Claims referenced on Schedule 4.3. Grantor represents and warrants to Collateral Agent and each other Secured Party that the attached Supplements1 to Schedules accurately and completely set forth all additional information required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

IN WITNESS WHEREOF, Grantor has caused this Security Agreement Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

[NAME OF GRANTOR]

By:
Name:
Title:

1 Supplemental schedules to be attached

EXHIBIT B
TO SECURITY AGREEMENT

Patent Security Agreement

Patent Security Agreement, dated as of October 1, 2014, by INVENTERGY GLOBAL, INC., a Delaware corporation, INVERTERGY, INC., a Delaware corporation (collectively, the “Pledgor”), in favor of DBD CREDIT FUNDING LLC, in its capacity as collateral agent pursuant to the Revenue Sharing and Note Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), between Inventergy, Global., Inc., a Delaware corporation, Inventergy, Inc., a Delaware corporation (collectively, the “Company”), each of the Purchasers party thereto from time to time, (in such capacity, the “Collateral Agent”).

Witnesseth:

Whereas, the Pledgor is party to a Security Agreement of even date herewith (the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgor is required to execute and deliver this Patent Security Agreement;

Now, Therefore, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Revenue Sharing and Note Purchase Agreement, the Pledgor hereby agrees with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Patent Collateral. The Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Collateral:

(a)          registered Patents and applications of the Pledgor listed on Schedule I(a) of the Revenue Sharing and Note Purchase Agreement; and

(b)          all Proceeds of any and all of the foregoing.

SECTION 3. Security Agreement. The security interests granted to the Collateral Agent pursuant to this Patent Security Agreement are granted in conjunction with the security interests granted to the Collateral Agent pursuant to the Security Agreement, and Pledgor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interests in the Patents made and granted hereby are set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.

SECTION 4. Counterparts. This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts. Delivery of an executed counterpart of a signature page of this Patent Security Agreement by telecopier or other electronic transmission (i.e. a “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Patent Security Agreement.

[Signature page follows]

In Witness Whereof, the Pledgor has caused this Patent Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

Very truly yours,

INVENTERGY GLOBAL, INC.,
as Pledgor

By:
Name:
Title:

INVENTERGY, INC.,
as Pledgor

By:
Name:
Title:

Accepted and Agreed:

DBD CREDIT FUNDING LLC,
as Collateral Agent

By:
Name:
Title:

SCHEDULE 4.1
TO SECURITY AGREEMENT

Grantor Corporate Information -

1.	Full legal name of Grantor:

a.	Inventergy Global, Inc.

b.	Inventergy, Inc.

2.	Names under which Grantor has carried out business (including any trade-name or fictitious business name) during 5 years preceding the Effective Date of this Agreement:

a.	eOn Communications Corporation

b.	Inventergy, LLC

c.	Silicon Turbine Systems, LLC

3.	Type of organization of Grantor:

a.	Delaware Corporation (Inventergy Global, Inc.)

b.	Delaware Corporation (Inventergy, Inc.)

4.	Jurisdiction of organization of Grantor:

a.	Delaware (Inventergy Global, Inc.)

b.	Delaware (Inventergy, Inc.)

5.	Organizational identification number of Grantor, if any:

a.	Tax ID: 62-1482176 (Inventergy Global, Inc.)

b.	Tax ID: 45-4209624 (Inventergy, Inc.)

6.	Jurisdiction where the chief executive office or its sole place of business is, and for the one-year period preceding the date hereof has been, located:

a.	California (Inventergy Global, Inc.)

b.	California (Inventergy, Inc.)

SCHEDULE 4.3
TO SECURITY AGREEMENT

commercial tort claims

Inventergy, Inc. v. Genband, Inc., Case #6:14-cv-00612-MHS, U.S. District Court, Eastern District of Texas (Tyler), filed July 14, 2014, involving the patents listed below. Inventergy is represented by Novak Druce Connolly Bove + Quigg, LLP and Findlay Craft PC.

7,835,352 (Huawei)

8,335,487 (Huawei)

6,801,542 (Nokia)

7,925,762 (Nokia)

6,904,035 (Nokia)